FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement is dated November 6, 2024, by and between Moog Inc. Stock Employee Compensation Trust (subject to the provisions of Section 1.2.13 of the Credit Agreement, the "Borrower") and Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania) (the "Bank") (the "Amendment").
W I T N E S S E T H:
WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement, dated July 26, 2018, as amended by that certain (i) First Amendment to Credit Agreement, dated September 3, 2019, (ii) Second Amendment to Credit Agreement, dated July 15, 2021, and (iii) Third Amendment to Credit Agreement, dated April 21, 2023 (as further amended, modified, supplemented or restated from time to time, the "Credit Agreement"); and
WHEREAS, the Borrower desires to amend certain provisions of the Credit Agreement and the Bank shall permit such amendments pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.
2.The Credit Agreement is hereby amended by deleting the first Whereas clause in its entirety and in its stead inserting the following:
WHEREAS, the Borrower has requested the Bank to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed Twenty-Five Million and 00/100 Dollars ($25,000,000.00); and.
3.Section 1.1 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and in their stead inserting the following:
Expiration Date shall mean the earlier of (i) October 26, 2026 and (ii) the occurrence of a Termination Event.
Revolving Credit Commitment shall mean Twenty-Five Million and 00/100 Dollars ($25,000,000.00).
4.The Credit Agreement is hereby amended by deleting the cover page thereof in its entirety and in its stead inserting the cover page as set forth on Exhibit A hereto.
5.The Revolving Credit Note is hereby amended and restated in its entirety as set forth on Exhibit B hereto.
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6.The provisions of Sections 2 through and including 5 of this Amendment shall not become effective until the Bank has received the following items, each in form and substance acceptable to the Bank and its counsel:
(a)    this Amendment, duly executed by the Borrower and the Bank;
(b)    payment of all fees and expenses owed to the Bank and the Bank's counsel in connection with this Amendment; and
(c)    such other documents as may be reasonably requested by the Bank.
7.The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties are true and correct on and as of the specific dates or times referred to therein, and except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.
8.The Borrower acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreement(s) hereby continues to secure the Obligations.
9.The Borrower hereby represents and warrants to the Bank that (i) the Borrower has full power to enter into, execute, deliver and carry out this Amendment and the other documents executed in connection herewith and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Amendment or the other documents executed in connection herewith by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the Trust Agreement or other organizational documents of the Borrower or (b) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower, and (iii) each of this Amendment and the other documents executed in connection herewith has been duly and validly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.
10.The Borrower represents and warrants that (i) no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof and (ii) it presently has no known claims or actions of any kind at Law or in equity against the Bank arising out of or in any way relating to the Loan Documents.

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11.To induce the Bank to enter into this Amendment, the Borrower hereby releases, acquits and forever discharges the Bank, and all officers, directors, agents, employees, successors and assigns of the Bank, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against the Bank arising under or in connection with the Credit Agreement or any of the other Loan Documents or otherwise, in each case arising prior to the date of this Amendment. The Borrower represents and warrants to the Bank that the Borrower has not transferred or assigned to any Person any such claim that the Borrower ever had or claimed to have against the Bank.
12.Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.
13.The agreements contained in this Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment amends the Credit Agreement and is not a novation thereof.
14.This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by e-mail or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
15.This Amendment shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without regard to its conflict of laws principles. The Borrower hereby consents to the jurisdiction and venue of the courts of the State of New York sitting in New York County, New York and the United States District Court for the Southern District of New York with respect to any suit arising out of or mentioning this Amendment.
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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers on the day and year first above written.
BORROWER:
    Moog Inc. Stock Employee Compensation Trust
        By: /s/ Robert T. Brady
        Name:    Robert T. Brady
        Title:    Trustee

BANK:
Citizens Bank, N.A.
By: /s/ Edward J. Kloecker, Jr.
Name:    Edward J. Kloecker, Jr.
Title:    Senior Vice President

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CONSENT OF GUARANTOR

    The undersigned guarantor (the "Guarantor") consents to the provisions of the foregoing Fourth Amendment to Credit Agreement (the "Amendment") and confirms and agrees that: (a) the Guarantor's obligations under its Guaranty and Suretyship Agreement, dated July 26, 2018 (the "Guaranty"), shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set-offs, counterclaims, discounts or charges of any kind against Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania), its officers, directors, employees, agents or attorneys with respect to its Guaranty; and (c) all of the terms, conditions and covenants in the Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Guarantor's obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in its Guaranty are true and correct in all respects as of the date of the Amendment.

    IN WITNESS WHEREOF, the due execution of this Consent of Guarantor as of the date of the Amendment, intending to be legally bound hereby.

        Moog Inc.
        By: /s/ Eric Moss
        Name:    Eric Moss
        Title:    Treasurer

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EXHIBIT A

Cover Page to Credit Agreement

(see attached)

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$25,000,000.00 REVOLVING CREDIT FACILITY
CREDIT AGREEMENT
by and between
MOOG INC. STOCK EMPLOYEE COMPENSATION TRUST
and
CITIZENS BANK, N.A.
Dated July 26, 2018

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EXHIBIT B

Revolving Credit Note

(see attached)

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FIRST AMENDED AND RESTATED REVOLVING CREDIT NOTE
$25,000,000.00    November 5, 2024
FOR VALUE RECEIVED, the undersigned, Moog Inc. Stock Employee Compensation Trust (subject to the provisions of Section 1.2.13 of the Credit Agreement (as defined below), the "Borrower"), hereby promises to pay to the order of Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania) (the "Bank"), the lesser of (i) the principal sum of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Bank to the Borrower pursuant to Section 2.1 of that certain Credit Agreement, dated of even date herewith, by and between the Borrower and the Bank (as may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), payable on the Expiration Date or as otherwise provided in the Credit Agreement. All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.
The Borrower shall pay interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate per annum specified in Section 3.1.1 of, or as otherwise provided in, the Credit Agreement.
To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, the Borrower shall pay additional interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this First Amended and Restated Revolving Credit Note (this "Revolving Credit Note") at a rate per annum specified by, Section 3.2.1 of, or as otherwise provided in, the Credit Agreement. Such interest rate will accrue before and after any judgment has been entered.
Subject to the provisions of the Credit Agreement, interest on this Revolving Credit Note will be payable on the dates set forth in Section 4.2 of, or as otherwise provided in, the Credit Agreement and on the Expiration Date.
Subject to the provisions of the Credit Agreement, if any payment or action to be made or taken hereunder shall be stated to be or become due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.
Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the Principal Officer, in lawful money of the United States of America in immediately available funds.
This Revolving Credit Note is the Revolving Credit Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests or Liens contained or granted therein. The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment in certain circumstances, on account of principal hereof prior to maturity upon the terms and conditions therein specified.
This Revolving Credit Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Credit Agreement.
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The Borrower waives, to the maximum extent permitted by law, presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Revolving Credit Note.
This Revolving Credit Note shall bind the Borrower and its respective successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns. All references herein to “Borrower” and the “Bank” shall be deemed to apply to the Borrower and the Bank, respectively, and their respective successors and assigns.
This Revolving Credit Note shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without regard to its conflict of laws principles.
Delivery of an executed counterpart of a signature page of this Revolving Credit Note by telecopy or e-mail (or other electronic communication) shall be effective as delivery of a manually executed counterpart of this Revolving Credit Note.
The Bank may at any time pledge all or a portion of its rights under the Loan Documents including any portion of this Revolving Credit Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. § 341. No such pledge or enforcement thereof shall release the Bank from its obligations under any of the Loan Documents.
This Revolving Credit Note amends and restates that certain Revolving Credit Note, dated July 26, 2018, made by the Borrower to the Bank in the aggregate principal amount not to exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00) (the "Prior Note"). This Revolving Credit Note is not a novation and is issued in substitution for and replacement of, but not in discharge of the indebtedness evidenced by, the Prior Note.
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IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Revolving Credit Note by their duly authorized officers as of the first date written above.

BORROWER:
Moog Inc. Stock Employee Compensation Trust By: Name: Robert T. Brady Title: Trustee

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